UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Electromed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue Northwest
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 10, 2017

To our Shareholders:

The Fiscal 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held at the Company’s offices at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071 on Friday, November 10, 2017 at 10:00 a.m. Central Time, for the following purposes:

1.	Election of the directors named in the accompanying proxy statement, thereby setting the number of directors at six;

2.	Approval of the Electromed, Inc. 2017 Omnibus Incentive Plan;

3.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm;

4.	Approval, on a non-binding and advisory basis, of our executive compensation; and

5.	Transaction of any other business properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 14, 2017 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

Stephen H. Craney Chairman of the Board

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD, NOTICE OF INTERNET AVAILABILITY OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on November 10, 2017
The Notice, Proxy Statement, Form of Proxy Card, Annual Report on Form 10-K, and Shareholder Letter are available at http://www.smartvest.com/electromed/investor-relations/annual-meeting/

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ELECTROMED, INC.
Proxy Statement
Fiscal 2018 Annual Meeting of Shareholders
Friday, November 10, 2017
10:00 a.m. Central Time

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2018 Annual Meeting of Shareholders of the Company to be held on Friday, November 10, 2017 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Company’s offices at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time and the Annual Meeting will commence at 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company also may use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile, email or letter. Distribution of this proxy statement and the proxy card, or a notice of internet availability, via U.S. Mail is scheduled to begin on or about September 26, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on September 14, 2017, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By giving your proxy, you are authorizing Stephen H. Craney and Kathleen S. Skarvan, the designated proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you authorize the proxies but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Friday, November 10, 2017, at the Company’s building located at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

●	Proposal 1 — To elect the directors named in this proxy statement, thereby setting the number of directors at six;

●	Proposal 2 — To approve the Electromed, Inc. 2017 Omnibus Incentive Plan;

●	Proposal 3 — To ratify the appointment of RSM US LLP as our independent registered public accounting firm; and

●	Proposal 4 — To approve, on a non-binding and advisory basis, our executive compensation.

Q:	What does the Board recommend?

A:	The Board recommends a vote:

●	FOR the election of all of the directors named in this proxy statement, thereby setting the number of directors at six (see Proposal 1);

●	FOR the approval of the Electromed, Inc. 2017 Omnibus Incentive Plan (see Proposal 2);

●	FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm (see Proposal 3); and

●	FOR the approval, by a non-binding and advisory vote, of named executive officer compensation (see Proposal 4).

Q:	How many votes do I have?

A:	On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on September 14, 2017.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:	At the close of business on the record date, there were 8,260,167 outstanding shares of common stock, each of which is eligible to cast one vote on matters presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:	Provided a quorum is present in person or by proxy at the Annual Meeting, each proposal will be subject to the following requirements:

Proposal 1 – Election of Directors — The nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Election of the six directors named in this proxy statement will be deemed to be shareholder approval of setting the number of directors at six.

Proposal 2 – Approval of the Electromed, Inc. 2017 Omnibus Incentive Plan - The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of the Electromed, Inc. 2017 Omnibus Incentive Plan.

Proposal 3 – Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm — The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

Proposal 4 – Approval, by a Non-Binding and Advisory Vote, of Named Executive Officer Compensation — The affirmative vote of the holders of a majority of the shares of common stock represented at Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of our named executive officer compensation. However, this is a non-binding and advisory vote, which means that the result of the vote is not binding on the Company, our Board or its Personnel and Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Personnel and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter. With respect to each director nominee, shareholders will be able to cast one vote per share owned by such shareholder as of the record date. Accordingly, a holder of 100 shares will be able to cast 100 votes for each nominee.

Q:	What constitutes a quorum?

A:	Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting. Based on the number of shares outstanding as of the record date, the presence of 4,130,084 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:	You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. If you WITHHOLD authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on proposals 2, 3 and 4. If you ABSTAIN from voting on proposals 2, 3 and 4, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and your vote therefore has the same effect as a vote against the proposal. If you authorize the proxies without providing voting instructions, your shares will be voted FOR each director nominee and FOR proposals 2, 3 and 4.

Q:	What is the effect of broker non-votes?

A:	Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as the number of directors and ratification of our independent registered public accounting firm. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, for the approval of the Electromed, Inc. 2017 Omnibus Incentive Plan, for the advisory vote on our executive officer compensation or for any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the number of directors and the ratification of RSM US LLP as the Company’s independent registered public accounting firm if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because broker non-votes are not entitled to vote on non-routine business matters, they will have no effect on the outcome of the vote on such matters.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the mail, phone or internet methods described on your notice of internet availability, proxy card or other voting instructions from the holder of record.

●	Proxy card. If you received a full set of proxy materials, the proxy card is a means by which you may authorize the voting of your shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with such shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card in accordance with the instructions that accompanied it. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the Board’s nominees, FOR the approval of the Electromed, Inc. 2017 Omnibus Incentive Plan, FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm, and FOR the approval, by a non-binding and advisory vote, of named executive officer compensation.

●	Multiple proxy cards. If you receive more than one notice of internet availability, proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please be sure to vote all of the shares by following the instructions on each such notice and/or card.

●	In person at the Annual Meeting. All shareholders of record as of the record date may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

●	Voting in person at the Annual Meeting;

●	Returning a later-dated signed proxy card; or

●	Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	If you are a record holder and authorize the proxies to vote on your behalf, but do not mark choices for a particular proposal, then the proxies solicited by the Board will be voted in accordance with the Board’s recommendation for that proposal, as set forth in this proxy statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares is permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and therefore will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on the record date may attend the Annual Meeting. We will request identification in order to ensure an orderly meeting.

If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we will request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership.

Q:	What is the record date for the Annual Meeting?

A:	The Board has fixed September 14, 2017, as the record date for the Annual Meeting.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by Broadridge Financial Solutions.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s annual meeting?

A:	Nominations for director are made by the Board upon recommendation by its Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the annual meeting of shareholders to be held in the fiscal year ending June 30, 2018 (the “Fiscal 2019 Annual Meeting”) by following the procedures explained below in this proxy statement under “CORPORATE GOVERNANCE–Nominating and Governance Committee–Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	What is a shareholder proposal?

A:	A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2019 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2019 Annual Meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than May 29, 2018 (120 days prior to the one-year anniversary of the mailing of this proxy statement). The Company suggests that proposals for the Fiscal 2019 Annual Meeting be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders who intend to present a shareholder proposal at the Fiscal 2019 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than August 12, 2018 (90 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who intend to present a director nomination at the Fiscal 2019 Annual Meeting, without including such nomination in the Company’s proxy statement must provide the Company notice of such nomination no later than August 12, 2018 (90 days prior to the one-year anniversary of the Annual Meeting) and no earlier than July 13, 2018 (120 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal or director nomination intended to be submitted to the Fiscal 2019 Annual Meeting by the dates set forth above, the authorized proxies for next year’s annual meeting may vote on any such proposal in their discretion without notice of such proposal appearing in such proxy statement.

ELECTION OF DIRECTORS
(Proposal 1)

The Board is currently composed of six directors. Six individuals, all of whom are current directors, have been nominated for re-election at the Annual Meeting. If elected, each director will hold office until the Fiscal 2019 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Each of the director nominees has consented to be named in this proxy statement and to serve, if elected. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or, alternatively, not voted for any nominee.

The six nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed, the proxies will vote all valid proxies for the six nominees identified below.

The Bylaws of the Company, as amended (the “Bylaws”), provide that the number of directors shall be determined by the shareholders annually. The Board has recommended that the number of directors be set at six. The Board believes that the current number of directors strikes an optimal balance between providing diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company. If each of the six directors named in this proxy statement are elected at the Annual Meeting, then their election will be deemed to be shareholder approval of setting the number of directors at six.

Nominees for Election as Directors at the Annual Meeting

The Board has nominated each of the following persons for election to serve as directors and recommends that shareholders vote “FOR” the election of each such nominee:

Name	Age	Director Since
Stephen H. Craney	73	2010
William V. Eckles	42	2011
Stan K. Erickson	67	2014
Lee A. Jones	60	2014
Kathleen S. Skarvan	61	2013
George H. Winn	80	2005

Biographical information relating to each of the director nominees is set forth below:

Stephen H. Craney

Mr. Craney has served on the Board since November 2010 and has served as Chairman of the Board since May 2012. Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., Custom Control Systems, Inc., RiverStyks, LLC, and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to startup companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

William V. Eckles

Mr. Eckles has served on the Board since July 2011. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota). Mr. Eckles received his undergraduate degree from the University of St. Thomas in 1999, and received an MBA from the University of St. Thomas in 2007. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Eckles’ experience leading and setting the strategic direction of growing companies allow him to make a significant contribution to the Board.

Stan K. Erickson

Mr. Erickson has served on the Board since November 2014. Mr. Erickson is currently President and Chief Executive Officer of Liberty Capital, Inc., a company he co-founded in September 2013 to provide capital and advisory services. In November 2012, he retired from a 32-year career at ZieglerCat, Inc., one of the largest Caterpillar dealers in the U.S. where he most recently served as President and Chief Operating Officer. Mr. Erickson is a veteran of the United States Marine Corps, earned a business degree from the University of Minnesota, a CPA Certification and began his business career as an auditor and tax professional. Mr. Erickson serves on the board of directors of Titan Machinery, Inc. (NASDAQ) and several private company boards, advisory committees and associations. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Erickson will be an asset to the Board due to Mr. Erickson’s extensive experience in finance and management.

Lee A. Jones

Ms. Jones has served on the Board since September 2014. Since November 2011, Ms. Jones has served as the President and Chief Executive Officer of Rebiotix, Inc., a biotechnology company that develops and commercializes medical therapies. She has more than 30 years of healthcare and medical device industry experience. Until September 2013, Ms. Jones was on the board of Algos Preclinical Services, Inc. and was on the board of Uroplasty, Inc. from August 2006 through June 2014. From June 2010 until June 2011, she was a CEO-in-Residence at the University of Minnesota Venture Center and from February 2009 until June 2010, Ms. Jones was the Chief Administrative Officer of the Schulze Diabetes Institute of the University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Ms. Jones is an asset to the Board due to her experience operating a company in the medical device industry and experience as an executive officer of a medical products company.

Kathleen S. Skarvan

Ms. Skarvan has served as the Chief Executive Officer of the Company since December 2012 and was elected to the Board in November 2013. Most recently, she was appointed to the additional position of President of the Company in August 2015. Previously, Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. She has served on the Board of Trustees of the St. Cloud State University Foundation since June 2015. Ms. Skarvan has a bachelor’s degree from St. Cloud State University. Among other attributes, skills, experiences and qualifications, our Board believes that, as the President and Chief Executive Officer of the Company, Ms. Skarvan is the person most familiar with the Company’s day to day operations and most capable of effectively identifying strategic priorities and leading the execution of strategy.

Dr. George H. Winn, D.D.S.

Dr. Winn has served on the Board since 2005 and served as its Vice Chairman from May 2012 through November 2014. He has practiced dentistry with an emphasis in orthodontics and facial pain management in New Prague, Minnesota, for 50 years. He holds a bachelor of arts from Mankato State College, a bachelor of science from the University of Minnesota and a D.D.S. from the University of Minnesota School of Dentistry. He has served as an associate clinical professor in the Department of Operative Dentistry and participates in a medical ethics program of the American College of Dentists at the University of Minnesota School of Dentistry. Dr. Winn previously served for nine years on the University of Minnesota Foundation Board of Trustees, which included service on its executive and finance committees, from 2007 through 2016. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the vast industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry that is valuable in his role as a director.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the nominees to the Board, thereby setting the number of directors at six. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

APPROVAL OF THE ELECTROMED, INC. 2017 OMNIBUS INCENTIVE PLAN
(Proposal 2)

Introduction

On August 25, 2017, the Board, upon recommendation of the Personnel and Compensation Committee (as used in this section of this proxy statement, the “Committee”), approved the Electromed, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”), subject to shareholder approval. Approval by shareholders is being sought in order to: (1) meet the shareholder approval requirements of the NYSE American; (2) obtain approval of the material terms of the 2017 Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the 2017 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (3) qualify certain stock options authorized under the 2017 Plan for treatment as incentive stock options for purposes of Section 422 of the Code. The purpose of the 2017 Plan is to provide long-term incentives to persons with responsibility for success and growth at our Company. The 2017 Plan authorizes the issuance of up to 900,000 shares of our common stock pursuant to awards granted thereunder. As provided in the 2017 Plan, we will cease making awards under the Electromed, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) upon shareholder approval of the 2017 Plan.

Key Features of the 2017 Plan

The Board believes that equity-based incentives are an important part of total compensation for our executives as well as for employees and our non-employee directors and aligns their interests with the interests of our shareholders. We believe that shareholders should approve this new plan for the following reasons:

●	No Repricing, Replacement or Repurchase of Underwater Options or Stock Appreciation Rights. The 2017 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

●	No In-the-Money Option or SAR Grants. The 2017 Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

●	No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with an award under the 2017 Plan, shares that we repurchase using option exercise proceeds, and shares subject to a SAR that are not issued in connection with the stock settlement of that award upon its exercise may not be used again for new grants.

●	Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of full value awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions and risk of forfeiture as the underlying shares or units.

●	No Liberal Definition of “Change in Control.” No change in control would be triggered solely because of shareholder approval of a business combination transaction.

●	Double Trigger Accelerated Vesting Following a Change in Control. The 2017 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control that constitutes a corporate transaction, then accelerated vesting of an award will occur only if employment is terminated involuntarily (other than for “cause”) within 12 months of the change of control.

The descriptions set forth below are in all respects qualified by the terms of the 2017 Plan, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2017 Plan is to promote the interests of our Company and our shareholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel of outstanding ability. The 2017 Plan is also intended to provide non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company, to compensate non-employee directors for their contributions to the Company and to aid in attracting and retaining non-employee directors.

Administration

The 2017 Plan, if approved by shareholders, will be administered by the Committee. The Committee has the authority to adopt, revise and waive rules relating to the 2017 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2017 Plan to one or more of its members or to one or more directors or executive officers of the Company with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% shareholders of the Company under applicable Federal securities laws. We will cease making awards under the 2014 Plan upon shareholder approval of the 2017 Plan.

Eligibility

All employees of our Company and our affiliates, non-employee directors of our Company and any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by our Company or our affiliates, and provides services to us or our affiliates are eligible to receive awards under the 2017 Plan at the discretion of the Committee. No awards may be granted under the 2017 Plan in conjunction with a capital-raising transaction or the promotion or maintenance of a market for our securities. Incentive stock options under the 2017 Plan may only be awarded to employees of the Company. As of September 21, 2017, there were approximately 122 total employees and non-employee directors. Such employees, directors and others who currently or may in the future provide services to us and our affiliates may be considered for the grant of awards under the 2017 Plan at the discretion of the Committee.

Shares Available

The total number of shares of common stock of the Company available for distribution under the 2017 Plan is 900,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The shares of our common stock covered by the 2017 Plan may be authorized but unissued shares, or shares purchased in the open market.

Any shares subject to an award under the 2017 Plan that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, will remain in the pool of shares available for grant under the 2017 Plan. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by us in payment of the exercise price of a stock option, (ii) shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the settlement of the SAR upon its exercise and (iv) shares repurchased by us with proceeds received from the exercise of a stock option issued under the 2017 Plan.

Types of Awards

The 2017 Plan allows us to grant stock options, SARs, restricted stock, restricted stock units and other stock-based awards, as well as cash incentive awards. The Committee may provide that the vesting or payment of any award will be subject to the attainment of certain performance objectives established by the Committee, in addition to completion by the plan participant of a specified period of service. The Committee may amend the terms of any award previously granted, but no amendment may materially impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable laws or stock exchange rules.

Stock Options

Stock options granted under the 2017 Plan may be either incentive stock options (“ISOs”), which are specifically designated as such for purposes of compliance with Section 422 of the Code or its successor, or non-statutory stock options (“NSOs”). Options will vest as determined by the Committee, subject to statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that by vest in a single year. The exercise price of options may not be less than the fair market value of our common stock on the date of grant, which, if our shares or not readily tradable on an established securities market will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A of the Code. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the Committee, including by withholding shares issuable upon exercise or by delivery of shares already owned by a participant. Although not necessarily indicative of fair market value, the last reported sale price of a share of our common stock on the NYSE American on September 21, 2017, was $7.50 per share.

Stock Appreciation Rights

SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our common stock on the date of grant. Payment may be made in cash or shares of our common stock or a combination of both, as determined by the Committee.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine.

Restricted Stock Units

Restricted stock units provide a participant with the right to receive, in cash or shares of our common stock or a combination of both, the fair market value of a specified number of shares of our common stock, and will be subject to such vesting and forfeiture conditions and other restrictions as the Committee determines.

Other Stock-Based Awards

The Committee may grant other awards under the 2017 Plan that are valued by reference to and/or payable in whole or in part in shares of our common stock.

Cash Incentive Awards

Cash incentive awards permit a participant to receive cash or other forms of awards upon the satisfaction of one or more performance goals over a specified performance cycle as determined by the Committee.

Terms of Awards and Plan Provisions

Performance-Based Compensation

For purposes of any 2017 Plan awards (other than stock options and SARs) that are intended to qualify as performance-based compensation for Section 162(m) purposes, the lapsing of restrictions, vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Committee. The vesting and exercisability of stock options and SARs need not be made subject to the achievement of one or more performance goals in order to be considered performance-based compensation for purposes of Section 162(m) of the Code. The performance measures upon which such performance goals may be based shall be limited to one or a combination of two or more of the following business criteria: net earnings or net income; earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; earnings per share (basic or diluted); revenue; gross profit; operating income; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total shareholder return; asset quality; non-performing assets; operating assets; balance of cash, cash equivalents and marketable securities; cost and expense management; economic value added or similar value added measurements; improvement in or attainment of working capital levels; productivity ratios; employee retention or satisfaction measures; safety record; customer satisfaction; debt, credit or other leverage measures or ratios; implementation or completion of critical projects; referrals; approvals; and approvals as a percentage of referrals.

Any performance goal utilized may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate or business performance criteria. The Committee will specify the manner of calculating the performance goals it establishes for any performance period. The Committee will select the applicable performance measures and establish the corresponding performance goals for any performance period, and certify any amount payable in connection with an award intended to qualify as performance-based compensation, within the time periods prescribed by and consistent with the other requirements of Section 162(m) of the Code. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award.

Maximum Award Amounts

The aggregate number of shares that may be subject to certain awards during any calendar year to any one participant under the 2017 Plan shall not exceed 150,000 shares with respect to stock options, SARs and other awards intended to qualify as performance-based compensation for Section 162(m) purposes (subject to certain adjustments as further set forth in the 2017 Plan). The maximum amount payable with respect to any cash incentive awards and awards other than stock options and SARs denominated in cash that are granted to any one participant in any calendar year may not exceed $1,000,000.

Substitute Awards

Awards may be granted under the 2017 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2017 Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted. Shares subject to substitute awards will not count against the 2017 Plan share reserve, nor will they reduce the shares authorized for grant to a participant in any calendar year.

Repricing of Awards

The Committee may not reduce the exercise price of stock options or SARs granted under the 2017 Plan, exchange outstanding stock options or SARs with new stock options or SARs with a lower exercise price or a new full value award, repurchase underwater stock options or SARs or take any other action that would constitute a “repricing,” unless such action is first approved by our shareholders.

Transferability of Awards

Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s guardian or legal representative, may exercise an option or SAR, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

Termination of Service

Unless otherwise provided in an award agreement, upon termination of a participant’s service with us, all unvested and unexercisable portions of the participant’s outstanding awards will immediately be forfeited without consideration. If a participant’s service with us terminates other than for cause (as defined in the 2017 Plan), death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for a period of three months after termination. If a participant’s service terminates due to retirement, death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause or upon conduct during a post-termination exercise period that would constitute cause, all unexercised stock options and SARs and all unvested portions of any other outstanding awards will immediately be forfeited without consideration.

Withholding

The 2017 Plan permits us to withhold from cash awards, and to require a participant receiving shares of common stock under the 2017 Plan to pay us in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender of shares then owned by the participant.

Change in Control

If a change in control (as defined in the 2017 Plan) that involves a corporate transaction (as defined in the 2017 Plan) occurs and any outstanding award is continued, assumed or replaced by our Company or the surviving or successor entity in connection with such change in control, and if within 12 months after the change in control a participant’s employment or other service is terminated without cause (as defined in the 2017 Plan), then (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest (with vesting in full for a performance-based award determined by the method provided in the 2017 Plan). If any outstanding award is not continued, assumed or replaced in connection with such change in control, then the same consequences as specified in the previous sentence will occur in connection with a change in control unless and to the extent the Committee elects to terminate such award in exchange for a payment in an amount equal to the intrinsic value of the award (or, if there is no intrinsic value, the award may be terminated without payment). The Committee may, in its discretion, take such other action as it deems appropriate with respect to outstanding awards for a change in control not involving a corporate transaction or may generally provide for different circumstances upon any change in control in an individual award agreement.

If any payments or benefits provided under the 2017 Plan taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Adjustment of Awards

In the event of an equity restructuring, such as a stock dividend or stock split, that affects the per share value of our common stock, the Committee will make appropriate adjustment to: (i) the aggregate number and kind of securities reserved for issuance under the 2017 Plan, (ii) the number and kind of securities subject to outstanding awards under the 2017 Plan, (iii) the exercise price of outstanding options and SARs, and (iv) any maximum limitations prescribed by the 2017 Plan as to grants of certain types of awards. The Committee may also make similar adjustments in the event of any other change in our Company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination

The 2017 Plan has a term of ten years from its effective date, or the earlier termination of the 2017 Plan by the Board. If our shareholders fail to approve the 2017 Plan by December 31, 2017, then the 2017 Plan will be of no further force or effect. The Board may amend the 2017 Plan at any time, but no amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent. Shareholder approval of any amendment of the 2017 Plan will be obtained if required by applicable law or the rules of the NYSE American. Awards that are outstanding on the 2017 Plan’s termination date will remain in effect in accordance with the terms of the 2017 Plan and the applicable award agreements.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2017 Plan that were subject to shareholder approval. In addition, the Committee will determine the number and types of awards that will be granted under the 2017 Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2017 Plan is approved by our shareholders.

Required Vote and Board Recommendation

Provided a quorum is present, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting.

The Board recommends that you vote “FOR” the proposal to approve the Electromed, Inc. 2017 Omnibus Incentive Plan.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

The Board, acting on the recommendation of its Audit Committee, has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 (“fiscal 2018”). RSM was the Company’s independent registered public accounting firm for the most recent completed fiscal year.

Notwithstanding its selection of RSM, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of RSM is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

The following table presents fees billed by RSM to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal year ended June 30, 2017, or “fiscal 2017,” and the fiscal year ended June 30, 2016, or “fiscal 2016.”

Category	Year Ended June 30,
	2017	2016
Audit Fees(a)	$133,200	$127,064

(a)	Includes the annual audits and quarterly reviews of the Company’s financial statements.

RSM provided no other services to the Company in fiscal 2017 or fiscal 2016 that are not included above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during fiscal 2017 and fiscal 2016 were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF EXECUTIVE COMPENSATION
(Proposal 4)

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Personnel and Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.

While the Board and especially the Personnel and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Personnel and Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against this Proposal 4, the Personnel and Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding and advisory basis, of the compensation of the named executive officers. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

CORPORATE GOVERNANCE

Independence

Our Board annually reviews the materiality of any relationship that each of our directors has with our Company, either directly or indirectly. Based on that review, our Board has determined that, with the exception of Ms. Skarvan, our President and Chief Executive Officer, all of our current directors are “independent directors” as defined under the applicable regulations of the SEC and the NYSE American.

In determining the independence of our directors, our Board considered that the Company made payments of approximately $112,000, $55,000, and $101,000 during fiscal 2017, fiscal 2016 and the fiscal year ended June 30, 2015, or “fiscal 2015,” respectively, to RiverSide Electronics, Ltd. (“RiverSide”), an entity that is solely owned by Mr. Craney, in exchange for certain electronic parts. The Board determined that the terms of the Company’s transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of RiverSide’s consolidated gross annual revenues for the applicable fiscal years.

The Board also considered that Mr. Eckles is the chief executive officer and owns approximately 20% of the outstanding stock of Blue Earth Valley Communications, Inc. (“Blue Earth”), an entity from which the Company purchased approximately $41,000, $44,000 and $40,000 of telecommunications services in fiscal 2017, fiscal 2016 and fiscal 2015, respectively. The Board determined that the terms of the Company’s transactions with Blue Earth were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of Blue Earth’s consolidated gross annual revenues for the applicable fiscal years.

Code of Ethics

The Board has approved a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all employees, directors, and officers, including the Chief Executive Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer). The Code of Ethics is available in the “Investor Relations” section of our website at www.smartvest.com. We intend to disclose on our website any amendment to or waiver from any provision of the Code of Ethics that applies to our Chief Executive Officer or Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and that relates to any element of the Code of Ethics identified in Item 406(b) of Regulation S-K, as promulgated by the SEC. Such disclosure will be provided promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. All of the Company’s current directors attended the Fiscal 2017 Annual Meeting of Shareholders.

Board Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

During fiscal 2017, the Board held four formal meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Articles of Incorporation, as amended. Each director attended at least 75% of the total number of Board meetings held during the most recent completed fiscal year and the total number of meetings held by all committees on which the director served during the same fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. The following table sets forth the current membership of each of the Company’s standing committees:

Director	Board Committee			Independent Director
	Audit	Nominating and Governance	Personnel and Compensation
Stephen H. Craney	Member		Chair	✓
William V. Eckles	Member	Chair		✓
Stan K. Erickson	Chair	Member		✓
Lee A. Jones		Member	Member	✓
Kathleen S. Skarvan
George H. Winn			Member	✓

Our Board has evaluated independence for the members of each committee in accordance with NYSE American rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the NYSE American.

Audit Committee

Our Audit Committee currently consists of Mr. Erickson (Chair), Mr. Craney, and Mr. Eckles. Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE American and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for fiscal 2018. The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of the Company’s website at www.smartvest.com. The Audit Committee held four meetings during the most recent completed fiscal year.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the NYSE American LLC Company Guide and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Erickson qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.smartvest.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for the fiscal year ended June 30, 2017 with management;

(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards; and

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2017, for filing with the Securities and Exchange Commission.

Audit Committee

Stephen H. Craney
William V. Eckles
Stan K. Erickson (Chair)

Personnel and Compensation Committee

The current members of the Personnel and Compensation Committee are Mr. Craney (Chair), Ms. Jones and Dr. Winn. Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for compensation committee members pursuant to the NYSE American LLC Company Guide.

The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer may give the committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to her own compensation. The committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Personnel and Compensation Committee held four meetings during the most recent completed fiscal year.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Eckles (Chair), Ms. Jones, and Mr. Erickson. Our Nominating and Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Nominating and Governance Committee held three meetings during the most recent completed fiscal year.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Governance Committee by submitting a written proposal to the Chairman of the Board, at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Any notice of a shareholder nomination must satisfy the timing and content requirements of our Bylaws and must be accompanied by a writing from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;

●	needs of the Board with respect to particular talent and experience;

●	knowledge, skills and experience of nominee;

●	experience in domestic and international business matters;

●	familiarity with legal and regulatory requirements;

●	familiarity with accounting rules and practices; and

●	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

The Nominating and Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any shareholder wishing to communicate with the Board should send the communication, in written form, to the President and Chief Executive Officer of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The President and Chief Executive Officer will promptly send the communication to each member of the Board identified on the communication.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for fiscal 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of September 14, 2017 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 8,260,167 shares of common stock outstanding as of the close of business on September 14, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. The table below includes the number of shares underlying options that are exercisable within 60 days from September 14, 2017. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Electromed, Inc., 500 Sixth Avenue Northwest, New Prague, Minnesota 56071.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors
Kathleen S. Skarvan	213,990	(a)	2.4%
Jeremy T. Brock	128,001	(b)	1.4%
Stephen H. Craney	547,901		6.2%
William V. Eckles	190,994		2.0%
Stan K. Erickson	15,317		*
Lee A. Jones	11,183		*
George H. Winn	603,891	(c)	6.8%

Executive officers and directors as a group (7 persons)	1,711,277	(d)	19.3%

Red Oak Partners, LLC 1969 SW 17th Street Boca Raton, Florida 33486	1,117,075	(e)	12.6%

(a)	Includes options to purchase 125,001 shares.

(b)	Includes options to purchase 98,001 shares.

(c)	Includes 446,303 shares owned by G&J Winn Family LLLP, of which Dr. Winn and his spouse are general partners.

(d)	Includes options to purchase 223,002 shares.

(e)	Based on Schedule 13G/A filed with the SEC on February 14, 2017. David Sandberg is the controlling member of Red Oak Partners, LLC (“Red Oak Partners”), which serves as a general partner of The Red Oak Fund, LP (the “Red Oak Fund”), The Red Oak Long Fund, LP (the “Red Oak Long Fund”), The Red Oak Institutional Founders Long Fund, LP (the “Red Oak Founders Fund”), and as a managing member of Pinnacle Capital Partners LLC (“Pinnacle Partners”), the general partner of Pinnacle Opportunities Fund, LP (“Pinnacle Fund” together with the aforementioned funds, the “Red Oak Funds”). Red Oak Partners has discretionary trading and voting authority over shares held in a separate managed account held by Wolverine Trading LLC (“Wolverine”). Red Oak Partners beneficially owns and shares voting and dispositive power over all of the shares reported, including 484,380 shares held by the Red Oak Founders Fund, 305,003 shares held by Red Oak Fund, 129,707 shares held by Red Oak Long Fund, and 197,985 shares held by Pinnacle Fund. Mr. Sandberg, as the managing member of Red Oak Partners beneficially owns the shares beneficially owned by Red Oak Partners. Red Oak Partners shares discretionary trading and voting authority over shares held by Wolverine. Each of the Red Oak Funds disclaims beneficial ownership with respect to any shares other than the shares owned directly by such fund.

EXECUTIVE COMPENSATION

The following discussion describes the compensation awarded to our two executive officers (collectively, our “named executive officers”):

Name	Age	Title
Kathleen S. Skarvan	61	President and Chief Executive Officer
Jeremy T. Brock	38	Chief Financial Officer

Kathleen S. Skarvan

Ms. Skarvan joined Electromed in December 2012 as Chief Executive Officer, became a director in November 2013 and was appointed to the additional position of President in August 2015. Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. She has served on the Board of Trustees of the St. Cloud State University Foundation since June 2015. Ms. Skarvan has a bachelor’s degree from St. Cloud State University.

Jeremy T. Brock

Mr. Brock joined Electromed in August 2011 as controller and principal accounting officer and became the Company’s Chief Financial Officer in October 2011. Prior to joining the Company, Mr. Brock spent five years with the CPA firm CliftonLarsonAllen LLP and focused on performing and managing audit and tax engagements in the manufacturing, distribution and technology sectors. As a Certified Public Accountant, Mr. Brock also has worked on strategic business planning, risk assessments, and the design and implementation of internal controls. Mr. Brock brings additional management and leadership experience from serving in the United States Marine Corps from 1998 to 2002. Mr. Brock has a bachelor’s degree in accounting and finance from the University of Northern Iowa.

Executive Compensation Components for Fiscal 2017

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of restricted shares of common stock or stock options. Pursuant to their employment agreements, our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans and the Board may grant equity awards to the executives thereunder.

Base Salary

For fiscal 2017, our Chief Executive Officer and Chief Financial Officer had base salaries of $285,120 and $200,000, respectively. Base salaries for our executive officers are determined and paid on a fiscal-year basis and, for fiscal 2017, were established by our Compensation Committee in accordance with the terms of each executive officer’s existing employment agreement.

In order to provide its recommendations regarding base salaries, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officer. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Personnel and Compensation Committee makes a recommendation with respect to compensation for the Company’s executive officer. The Board sets the compensation for each executive officers based on the recommendation of the committee. The Chief Executive Officer is not present during the committee’s deliberations or voting on her compensation.

Cash Incentive Compensation

Our Chief Executive Officer and Chief Financial Officer were each eligible to earn cash incentive compensation for fiscal 2017 pursuant to the Fiscal 2017 Officer Bonus Plan established by the Personnel and Compensation Committee and ratified by the Board. So long as the minimum performance threshold was exceeded, our Chief Executive Officer was eligible to receive cash incentive compensation in an amount equal to between 10% and 60% of her base salary depending upon actual performance against established goals and milestones related to financial and operational performance. After evaluation of actual performance against the established goals, Ms. Skarvan received a cash incentive compensation payment award of $106,920 for her fiscal 2017 performance.

So long as the minimum performance threshold was exceeded, our Chief Financial Officer was eligible to receive cash incentive compensation in an amount equal to between 7.5% and 45% of his base salary depending upon actual performance against established goals and milestones related to financial and operational performance. After evaluation of actual performance against the established goals, Mr. Brock received a cash incentive compensation payment award of $45,000 for his fiscal 2017 performance.

Equity Compensation

Our Board and its Personnel and Compensation Committee believe that stock-based compensation promotes the creation of long-term shareholder value and aligns the interests of our management with the interests of our shareholders by ensuring that a portion of their total compensation is at risk and changes in value with the value of our securities. As employees of our company, each of our named executive officers was previously eligible to receive equity compensation pursuant to our 2012 Stock Incentive Plan (the “2012 Plan”) and, after its ratification by our shareholders in November 2014, are eligible to receive equity compensation pursuant to the “2014 Plan”. Upon the ratification by our shareholders of the 2017 Plan, we will cease making awards under the 2014 Plan.

During fiscal 2017, we granted a combination of shares of common stock and options to purchase additional shares of common stock to each of our Chief Executive Officer and Chief Financial Officer. On July 1, 2016, Ms. Skarvan received 20,000 restricted shares of common stock and an option to purchase up to 40,000 shares of common stock. On the same date, Mr. Brock received 10,000 restricted shares of common stock and an option to purchase up to 20,000 shares of common stock. All of the awards were granted pursuant to the 2014 Plan. Each of the foregoing options have an exercise price of $3.82 per share, representing the “fair market value” or our common stock as of the date of grant, and expire after 10 years. The restricted stock awards and options are all scheduled to vest in substantially equal increments on June 30 in each of 2017, 2018 and 2019.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full time employees. The goal of these programs is to promote health and welfare benefits. In addition, the employment agreements with our Chief Executive Officer and our Chief Financial Officer provide for monthly automobile allowances for each officer, and our employment agreement with our Chief Executive Officer provides for a monthly housing allowance.

Compensation Actions for Fiscal 2018

In July 2017, the base salaries of our President and Chief Executive Officer and our Chief Financial Officer were increased for fiscal 2018 to $345,000 and $230,000, respectively. The composition of the equity compensation to our named executive officers for fiscal 2018 was maintained with one-third in restricted stock awards and the remaining two-thirds in common stock options.

In September 2017, the Personnel and Compensation Committee established the final terms of the Fiscal Year 2018 Officer Bonus Plan (the “2018 Officer Bonus Plan”) for officers of our company, including the named executive officers. The 2018 Officer Bonus Plan is effective for fiscal 2018 and provides an opportunity for each participant to earn an annual cash bonus based on Company revenue growth versus fiscal 2017 (subject to achievement of threshold earnings before interest and taxes (“EBIT”)). The committee has established target payouts of 50.0% and 30.0% of annual base salary for Ms. Skarvan and Mr. Brock, respectively, under the plan. The following summarizes the potential payments under the plan:

●	Company revenue growth below minimum performance will not result in any payouts under the plan.

●	Company revenue growth between minimum and target performance will result in a potential bonus payout starting at 12.5% and increasing in increments of 17.5% of the participant’s respective target payout for every whole percent of revenue growth in excess of minimum performance.

●	Company revenue growth equal to target performance will result in a potential bonus payout equal to 100.0% of the participant’s respective target payout.

●	Company revenue growth above target performance will result a potential bonus payout equal to 100.0% of the participant’s respective target payout, plus an additional increment of 5.0% of their target payout for every whole percent of revenue growth in excess of target performance.

Notwithstanding the foregoing, Company revenue growth also will not result in any payout unless EBIT also exceeds an established threshold amount. Company revenue growth above target performance will only increase the resulting payout as a percent of target if EBIT also exceeds an amount equal to the threshold EBIT amount plus an additional increment of 30.0% of threshold EBIT for every whole percent of revenue growth in excess of target performance.

In addition to the 2018 Officer Bonus Plan, the Company has established a supplemental cash bonus opportunity for extraordinary performance. If actual revenue growth is beyond approximately 166.7% of target performance, then a pool equal to 30.0% of the portion of actual EBIT in excess of the applicable threshold amount will be established. Payments from the pool, if any, will be allocated among all bonus-eligible employees, including the named executive officers, pro rata based on their individual cash bonus target payouts for fiscal 2018. If the aggregate pool amount is less than $30,000, then no payments will be made from the pool.

Employment Agreements

Effective September 2017, we entered into amended and restated employment agreements with certain key employees, including each Named Executive Officer.

The amended and restated employment agreements supersede the existing employment agreements between us and each executive. The employment agreement with Ms. Skarvan is initially effective for a period of four years, and thereafter will continue to renew in successive two-year increments unless terminated in advance in accordance its terms. The employment agreement with Mr. Brock is initially effective for a period of two years, and thereafter will continue to renew in successive one-year increments unless terminated in advance in accordance its terms. Notwithstanding the foregoing, the applicable term will automatically expire on the one-year anniversary of a “change of control” (as defined in the applicable employment agreement).

Under the amended and restated employment agreements, if the executive’s employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by them for “good reason” (as defined in the applicable employment agreement), and in either case the termination of employment occurs before a change of control, then the executive will be eligible to (A) receive an amount equal to (i) one times their annualized base salary as of the termination date, plus (ii) 100% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. If any such termination occurs within twelve months after a change of control, then the Executive will instead be eligible to (A) receive an amount equal to (i) 1.5 times their annualized base salary as of the termination date, plus (ii) 150% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months. All of the above severance benefits are contingent on the executive signing and not revoking a release of claims and the executive remaining in strict compliance with the terms of their employment agreement and their existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between the executive and the Company. Each executive remains a party to their existing non-competition, non-solicitation, and confidentiality agreement with the Company notwithstanding the amendment and restatement of their employment agreement. In addition to the specific terms summarized above, each Executive remains eligible to participate in the other compensation and benefits programs generally available to Company employees.

President and Chief Executive Officer

Under Ms. Skarvan’s amended and restated employment agreement, she is entitled to an annualized base salary of $345,000, and will be eligible for a merit-based increase on or about each successive July 1, subject to final approval by our board of directors.

Ms. Skarvan is also eligible to earn an annualized cash bonus as determined by the board of directors, starting with a target of 50% of her annualized base salary for the fiscal year ending June 30, 2018 under the Company’s Fiscal Year 2018 Management Bonus Plan, the terms of which are materially consistent with the management bonus plan for the prior fiscal year.

Under her former employment agreement, for fiscal 2017, Ms. Skarvan was entitled to be eligible receive a bonus in a maximum aggregate amount of 50% of her base salary if she achieved the goals and milestones set forth in the applicable bonus plan implemented for each fiscal year. Notwithstanding this provision, the Board and its Personnel and Compensation Committee used 50% as the target bonus amount for Ms. Skarvan’s total bonus eligibility under the Fiscal 2017 Officer Bonus Plan.

Chief Financial Officer

Under Mr. Brock’s amended and restated employment agreement, he is entitled to an annualized base salary of $230,000, and will be eligible for a merit-based increase on or about each successive July 1, subject to final approval by our board of directors.

Mr. Brock is also eligible to earn an annualized cash bonus as determined by the board of directors, starting with a target of 30% of his annualized base salary for the fiscal year ending June 30, 2018 under the Company’s Fiscal Year 2018 Management Bonus Plan, the terms of which are materially consistent with the management bonus plan for the prior fiscal year.

Under his former employment agreement, for fiscal 2017, Mr. Brock was entitled to be eligible to receive a bonus in a maximum aggregate amount of 30% of his base salary if he achieved the goals and milestones set forth in the applicable bonus plan implemented for each fiscal year. Notwithstanding this provision, the Board and its Personnel and Compensation Committee used 30% as the target bonus amount for Mr. Brock’s total bonus eligibility under the Fiscal 2017 Officer Bonus Plan.

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal 2017 and fiscal 2016 by our named executive officers:

Name and principal position	Fiscal Year	Salary ($)(a)	Stock awards ($)(b)	Option awards ($)(c)	Non-equity incentive plan compensation ($)(d)	All other compensation ($)(e)	Total ($)
Kathleen S. Skarvan President and Chief Executive Officer	2017	285,120	76,400	120,400	106,920	28,389	617,229
	2016	237,600	36,000	54,760	397,999	20,612	746,971
Jeremy T. Brock Chief Financial Officer	2017	200,000	38,200	60,200	45,000	15,316	358,716
	2016	170,500	18,000	27,380	171,361	13,905	401,145

(a)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(b)	The values of stock awards in this table represent the fair value of such awards granted during the fiscal year, which is determined by multiplying the number of shares of restricted stock by the closing price of our common stock as of the date of grant, as reported by the NYSE American.

(c)	The values of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718 (formerly FAS 123(R)). The assumptions used to determine the valuation of the awards are discussed in Note 7 to our consolidated financial statements, included in the Company’s annual report on Form 10-K for fiscal 2017, filed with the SEC on September 5, 2017.

(d)	Represents payments made under the Fiscal 2017 Officer Bonus Plan. See the discussion under “Executive Compensation Components for Fiscal 2017 – Cash Incentive Compensation” above.

(e)	Includes Company matches to 401(k) plans of $18.789 for Ms. Skarvan and $10,516 for Mr. Brock with respect to fiscal 2017 and $11,012 for Ms. Skarvan and $9,105 for Mr. Brock with respect to fiscal 2016.

Outstanding Equity Awards at June 30, 2017

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2017:

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested(a) ($)
Kathleen S. Skarvan	12/03/2012	20,000	—	1.75	12/02/2022
	07/01/2013	15,000	—	1.31	06/30/2023
	07/01/2014	50,000	—	1.40	06/30/2024
	07/01/2015	26,667	13,333(b)	1.80	06/30/2025
	07/01/2015					6,666(c)	36,863
	07/01/2016	13,334	26,666(d)	3.82	06/30/2026
	07/01/2016					13,333(e)	73,731

Jeremy T. Brock	05/30/2012	18,000	—	2.53	05/29/2022
	11/15/2012	20,000	—	1.59	11/14/2022
	07/01/2013	10,000	—	1.31	06/30/2023
	07/01/2014	30,000	_	1.40	06/30/2024
	07/01/2015	13,334	6,666(f)	1.80	06/30/2025
	07/01/2015					3,333(g)	18,431
	07/01/2016	6,667	13,333(h)	3.82	06/30/2025
	07/01/2016					6,666(i)	36,863

(a)	Equals the number of unvested shares of restricted stock multiplied by the fair market value of our stock on June 30, 2017, the last trading day of our fiscal year, as reported by the NYSE American.

(b)	Scheduled to vest with respect to 13,333 shares on June 30, 2018.

(c)	Scheduled to vest with respect to 6,666 shares on June 30, 2018.
(d)	Scheduled to vest with respect to 13,333 shares on each of June 30, 2018 and June 30, 2019.
(e)	Scheduled to vest with respect to 6,667 shares on June 30, 2018 and 6,666 shares on June 30, 2019.
(f)	Scheduled to vest with respect to 6,666 shares on June 30, 2018.
(g)	Scheduled to vest with respect to 3,333 shares on June 30, 2018.
(h)	Scheduled to vest with respect to 6,667 shares on June 30, 2018 and 6,666 shares on June 30, 2019.
(i)	Scheduled to vest with respect to 3,333 shares on each of June 30, 2018 and June 30, 2019.

DIRECTOR COMPENSATION

In fiscal 2017, each non-employee director was paid $1,000 for each Board meeting the director attended and the members of each of the Audit, Personnel and Compensation, and Nominating and Governance Committees were paid a $1,000 retainer for service in the first fiscal quarter and a $500 retainer for the second, third and fourth fiscal quarters. Compensation for Board and committee members is expected to be re-evaluated in connection with review of committee composition following the Annual Meeting.

During fiscal 2017, the Board, upon the recommendation of its Personnel and Compensation Committee, determined that each non-employee director will receive an annual grant of restricted stock as a component of his or her compensation for service as a director of the Company. Accordingly, each non-employee director received a grant of 2,611 shares of restricted stock pursuant to the 2014 Plan on December 1, 2016. Future restricted stock awards are expected to be granted to non-employee directors on or about the date of the applicable year’s annual meeting of shareholders.

The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2017:

Non-Employee Director	Stock Awards ($)(a)	Fees Earned or Paid in Cash ($)	Total ($)
Stephen H. Craney	10,000	9,000	19,000
William V. Eckles	10,000	9,000	19,000
Stan K. Erickson	10,000	9,000	19,000
Lee A. Jones	10,000	9,000	19,000
George H. Winn	10,000	5,000	17,000

(a)	The amounts shown in this column represent the grant-date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. See Note 7, Share-Based Payments, to our audited financial statements included in our annual report on Form 10-K for fiscal 2017 for a description of our accounting for these awards and the assumptions used in valuing the awards. All of these shares were eligible to receive dividends paid on our common stock while restricted and vested six months after the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of June 30, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	459,834(a)	$2.53 per share	237,251(b)
Equity compensation plans not approved by security holders(c)	287,800	$3.50 per share	N/A
Total	747,634	$2.91 per share	N/A

(a)	Consists of shares underlying equity awards issued pursuant to the 2012 and 2014 Plans.
(b)	Consists of shares available for future awards under the 2014 Plan. Upon shareholder approval of the 2014 Plan, the Board determined no further awards will be issued under the 2012 Plan. Upon shareholder approval of the 2017 Plan, no further awards will be issued under the 2014 Plan.
(c)	Consists of shares underlying equity awards and warrants issued prior to our initial public offering, which occurred in 2010.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction, which consists of any transaction or series of transactions that occur during a fiscal year for which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two completed fiscal years; and

●	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

In determining whether to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he or she is required to abstain from voting on the approval of the transaction.

The Company purchases certain electronic parts from RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen H. Craney, a director. During fiscal 2016 the Company made payments to RiverSide of approximately $55,000. During fiscal 2017, the amount of such payments was approximately $112,000. The Audit Committee has determined that the terms of its transactions with RiverSide are consistent with what could be obtained in an arm’s length transaction with an unrelated party.

Since the beginning of fiscal 2014, there have been no other related party transactions.

OTHER MATTERS

The Board knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and shareholder letter. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another shareholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or shareholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please send a written request addressed to the attention of our President and Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. If you currently participate in householding and would prefer to receive separate copies of materials for fiscal 2017 and the Annual Meeting, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for fiscal 2017, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.smartvest.com, under “Investor Relations.” A copy of the Annual Report will be sent to any shareholder without charge upon written request addressed to the attention of our President and Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Additional copies of the annual report on Form 10-K, this proxy statement and the accompanying form of proxy may be obtained from our President and Chief Executive Officer, at the address above. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

Appendix A

ELECTROMED, INC.

2017 OMNIBUS INCENTIVE PLAN

1.            Purpose. The purpose of the Electromed, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2.            Definitions. In this Plan, the following definitions will apply.

(a)           “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)           “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

(c)           “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award or a Cash Incentive Award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cash Incentive Award” means a dollar-denominated performance-based Award as described in Section 11(b).

(f)            “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform Participant’s job duties competently as reasonably determined by the Committee (other than by reason of Disability); (ii) gross misconduct by participant, which the Committee determines is (or will be if continued) demonstrably and materially damaging to the Company; (iii) fraud, misappropriation, or embezzlement by Employee; (iv) conviction of a felony crime or crime of moral turpitude; and (v) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate.

(g)           “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:

(1)           An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)       any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B)        any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;

(C)        any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 50% or more of the Company’s Voting Securities; or

(D)        with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B), or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 50% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(g)(3).

(2)           Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)           A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i)           “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

(j)           “Company” means Electromed, Inc., a Minnesota corporation, and any successor thereto.

(k)          “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(l)           “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(m)         “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n)          “Employee” means an employee of the Company or an Affiliate.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)          “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q)          “Fair Market Value” means the fair market value of a Share determined as follows:

(1)           If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)           If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)           “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award or Cash Incentive Award.

(s)          “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t)           “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(u)          “Non-Employee Director” means a member of the Board who is not an Employee.

(v)          “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(w)         “Other Stock-Based Award” means an Award described in Section 11(a) of this Plan.

(x)          “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y)         “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(z)          “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa)        “Plan” means this Electromed, Inc. 2017 Omnibus Incentive Plan, as amended and in effect from time to time.

(bb)       “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(cc)        “Retirement” means any termination of a Participant’s Service, other than for Cause, occurring at or after age 65, or at or after age 55 with 10 years or more of continuous service to the Company and its Affiliates.

(dd)       “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee)        “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff)         “Share” means a share of Stock.

(gg)       “Stock” means the common stock, $0.01 par value per share, of the Company.

(hh)       “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii)          “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj)          “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk)         “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(ll)          “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.           Administration of the Plan.

(a)          Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)          Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)           determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)           cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3)           adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)           granting Substitute Awards under the Plan;

(5)           taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

(6)           requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)          Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)          Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)          Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)           Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.            Shares Available Under the Plan.

(a)          Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 900,000. No further awards may be made under the Electromed, Inc. 2014 Equity Incentive Plan after the effective date of this Plan. Each Share subject to an Award granted under the Plan shall be counted against the maximum Share limitation as one Share. Shares issued under the Plan may come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following additional rules shall apply:

(1)           Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(2)           Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)           Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4)           Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)          Effect of Forfeitures and Other Actions. Any Shares subject to an Award that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)          Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(c), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

(d)          Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)          No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f)           Individual Option and SAR Limit. The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant shall not exceed 150,000 Shares (subject to adjustment as provided in Section 12(a)).

(g)          Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 150,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards and Cash Incentive Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $1,000,000.

5.            Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.            General Terms of Awards.

(a)          Award Agreement. Except for any award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)          Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

(c)          Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)          Termination of Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1)           Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)           Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)           Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)           Upon termination of Service due to Retirement, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(e)          Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(f)           Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Subject to Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(g)          Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

7.            Stock Option Awards.

(a)          Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)          Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)          Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)           Incentive Stock Options.

(1)          An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 900,000, subject to adjustment as provided in Section 12(a).

(2)          No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)          For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)          If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)          The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8.            Stock Appreciation Right Awards.

(a)          Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)          Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.            Restricted Stock Awards.

(a)           Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)           Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.          Stock Unit Awards.

(a)          Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)          Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.          Other Awards.

(a)           Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

(b)          Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement.

12.          Changes in Capitalization, Corporate Transactions, Change in Control.

(a)          Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)          Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)           Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)           Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)           Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)           Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twelve months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(c)           Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i) providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d)          Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

(e)          Parachute Payment Limitation. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

13.          Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.          Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact, and otherwise not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) through a reduction of the number of Shares delivered or delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15.          Effective Date, Duration, Amendment and Termination of the Plan.

(a)          Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by December 31, 2017, then the Plan will be of no further force or effect.

(b)          Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)          Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)          Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i).

(e)          No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16.         Performance-Based Compensation.

(a)         Designation of Awards. If the Committee determines at the time a Full Value Award or Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)          Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)          Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures: (i) net earnings or net income; (ii) earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; (iii) earnings per share (basic or diluted); (iv) revenue; (v) gross profit; (vi) operating income; (vii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or gross profit; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (ix) market share; (x) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (xi) stock price; (xii) total shareholder return; (xiii) asset quality; (xiv) non-performing assets; (xv) operating assets; (xvi) balance of cash, cash equivalents and marketable securities; (xvii) cost and expense management; (xviii) economic value added or similar value added measurements; (xix) improvement in or attainment of working capital levels; (xx) productivity ratios; (xxi) employee retention or satisfaction measures; (xxii) safety record; (xxiii) customer satisfaction; (xxiv) debt, credit or other leverage measures or ratios; and (xxv) implementation or completion of critical projects; (xxvi) referrals; (xxvii) approvals; and (xxviii) approvals as a percentage of referrals. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business unit, operational unit or individual performance.

17.         Other Provisions.

(a)          Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)          Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)          Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).

(d)          Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)          Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)           Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)          Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)           If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)           If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)          Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)           Forfeiture and Compensation Recovery.

(1)           The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)           Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

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ELECTROMED, INC.
500 SIXTH AVENUE NW NEW PRAGUE, MN 56071	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1. Election of Directors, thereby setting the number of directors at six

Nominees

01 Stephen H. Craney	02 William V. Eckles		03 Stan K. Erickson		04 Lee A. Jones	05 Kathleen S. Skarvan
06 George H. Winn

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain

2. To approve the Electromed, Inc. 2017 Omnibus Incentive Plan.							☐	☐	☐

3. To ratify appointment of RSM US LLP as our independent registered public accounting firm.							☐	☐	☐

4. To approve on a non-binding and advisory basis, our executive compensation.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000344776_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and
Proxy Statement and Shareholder Letter is now available at https://materials.proxyvote.com/285409

ELECTROMED, INC.
Annual Meeting of Shareholders
November 10, 2017 10:00 AM CST

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen H. Craney and Kathleen S. Skarvan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CST on November 10, 2017 at 500 Sixth Avenue North West, New Prague, MN 56071, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by ELECTROMED, INC. herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000344776_2     R1.0.1.17